Contact:  Jillian Bartley at LANB, 505-412-5275, jillianb@lanb.com
Date:  September 8, 2016
FOR IMMEDIATE RELEASE:
Trinity Capital Corporation Announces Agreement for Proposed $52.0 Million Equity Recapitalization and $10.0 Million Rights Offering

Los Alamos, NM – 09/08/2016 – Trinity Capital Corporation (the "Company" or "Trinity"), parent company of Los Alamos National Bank ("LANB"), announced today that it has entered into a stock purchase agreement with Castle Creek Capital Partners VI, L.P. ("Castle Creek"), Patriot Financial Partners II, L.P., Patriot Financial Partners Parallel II, L.P. (together with Patriot Financial Partners II, L.P., "Patriot") and Strategic Value Bank Partners, LP ("SVP, and collectively, the "Investors"), pursuant to which it expects to raise aggregate gross proceeds of approximately $52 million at an offering price of $4.75 per common share and $475.00 per share of a new Series C non-voting mandatorily convertible non-cumulative preferred stock.  The securities offered will not be registered under the Securities Act of 1933, as amended, or the securities laws of any state, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

The Company intends to use the net proceeds of the offering to repurchase at par, plus all deferred dividends, 100% of the Company's outstanding Series A and Series B preferred securities originally issued under Treasury's Capital Purchase Program, bring current the deferred interest on the Company's four series of trust preferred securities ("TRUPS") and for other general corporate purposes.

Completion of the transactions contemplated by the agreement is contingent upon customary closing conditions, including the respective parties receiving regulatory approvals and non-objections, as appropriate.

Each of Castle Creek's and Patriot's investment will represent a 9.9% voting common ownership interest and an additional ownership interest of the Series C preferred stock described above which will convert to shares of non-voting common stock upon the authorization of such securities by existing shareholders.  The Company intends to timely seek shareholder approval for the authorization of non-voting common stock at its next annual shareholder meeting.

Upon closing of the offering and receipt of regulatory approvals, each of Castle Creek and Patriot will be entitled to have one representative appointed to both the Company's and LANB's board of directors.

Chairman Jerry Kindsfather said, "We are looking forward to the financial and strategic flexibility this new capital will bring us, as well as the additional expertise our Board of Directors will gain with the inclusion of the Castle Creek and Patriot representatives."

Company President and Chief Executive Officer John Gulas stated, "We are encouraged that our new investors have confidence in our turnaround efforts.  We, and they, believe that this new capital enables us to address the most difficult remaining challenge in restoring the Company to a safe and sound condition."

The agreement permits the Company to conduct, within one year following completion of the private placement, a rights offering to existing shareholders of the Company of up to $10.0 million of voting common stock.  Shares in the rights offering will be sold at the same $4.75 purchase price as shares of common stock sold to the Investors.  The Investors are not entitled to participate in the rights offering under the agreement.  Chairman Kindsfather added, "We are grateful for our shareholders who have remained by our side as we work to restore the health of the Company.  It was important to us to provide our shareholders the opportunity to purchase additional shares at the same price as the Investors."

Boenning and Scattergood, Inc. is acting as financial advisor and placement agent for the transaction and rights offering.  Hunton & Williams LLP is acting as legal counsel to Trinity, Sidley Austin LLP is acting as legal counsel to Castle Creek, and Covington & Burling LLP is acting as legal counsel to Patriot in connection with the transaction.

For more information regarding the terms and conditions of the stock purchase agreement and the transactions contemplated thereby, please refer to the Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission (the "SEC") on or about September 7, 2016.

About the Company

Trinity is a bank holding company with $1.4 billion in total assets and approximately 300 employees. LANB is currently in its 53rd year of operation, and offers financial services through six branch offices in north central New Mexico.

Further information about the Company is available at its website at http://www.lanb.com.

Important Information

This press release does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Regarding Forward-Looking Statements

This press release contains, among other things, certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including, without limitation, (i) statements regarding certain of the Company's goals and expectations with respect to the private placement, the repurchase of the Series A preferred stock and Series B preferred stock and the payment of deferred interest on the trust preferred securities, and the shareholder rights offering, and (ii) statements preceded by, followed by, or that include the words "may," "could," "should," "would," "believe," "anticipate," "estimate," "expect," "intend," "plan," "projects," "outlook" or similar expressions. These statements are based upon the current belief and expectations of the Company's management team and are subject to significant risks and uncertainties that are subject to change based on various factors (many of which are beyond the Company's control). Although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove to be inaccurate. Therefore, the Company can give no assurance that the results contemplated in the forward-looking statements will be realized. The inclusion of this forward-looking information should not be construed as a representation by the Company or any person that the future events, plans, or expectations contemplated by the Company will be achieved. Additional factors that could cause other Company's results to differ materially from those described in the forward-looking statements can be found in the Company's reports (such as Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K) filed with the Securities and Exchange Commission (the "SEC") and available at the SEC's Internet site (http://www.sec.gov). All subsequent written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements above. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

Contact:
John S. Gulas
President & Chief Executive Officer
Trinity Capital Corporation
(505) 663-3990

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Los Alamos National Bank (LANB) is one of the largest locally-owned banks in New Mexico with current assets of more than $1.4 billion. Through the responsive work of over 300 professional employees, LANB is proud to offer a full range of banking services with the highest degree of customer service to businesses and residents in Northern New Mexico and the Albuquerque metro area. A true community bank with six full-service locations, LANB ranks as one of the top mortgage lenders in the state. LANB has been voted "Best Bank in Santa Fe" by the readers of the Santa Fe Reporter for the past eleven years. LANB was the first corporation in New Mexico, as well as the first and only bank in the nation, to earn the prestigious Malcolm Baldrige National Quality Award. Founded in 1963, LANB is a subsidiary of Trinity Capital Corporation headquartered in Los Alamos, N.M. For more information visit LANB.com or call 505-662-5171.